AMENDED CHANGE IN CONTROL SEVERANCE AGREEMENT

THIS AMENDED CHANGE IN CONTROL SEVERANCE AGREEMENT (the "Agreement") is made and entered into as of this 21st day of April, 2009, by and between HOME FEDERAL BANK (which, together with any successor thereto which executes and delivers the assumption agreement provided for in Section 5(a) hereof or which otherwise becomes bound by all of the terms and provisions of this Agreement by operation of law, is hereinafter referred to as the "Savings Bank"), and Eric S. Nadeau (the "Employee").

WHEREAS, the Employee is currently serving as Executive Vice President and Chief Financial Officer; and

WHEREAS, the Board of Directors of the Savings Bank (the "Board") recognizes that the possibility of a change in control of the Savings Bank or of its holding company, Home Federal Bancorp, Inc., a Maryland corporation (the “Company”) may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of key management to the detriment of the Savings Bank, the Company and its stockholders; and

WHEREAS, the Board believes it is in the best interests of the Savings Bank to enter into this Agreement with the Employee in order to assure continuity of management of the Savings Bank and to reinforce and encourage the continued attention and dedication of the Employee to the Employee's assigned duties without distraction in the face of potentially disruptive circumstances arising from the possibility of a change in control of the Company and/or the Savings Bank, although no such change is now contemplated; and

WHEREAS, it is necessary to amend this Agreement to reflect a change in the Severance Benefits to be provided under this Agreement; and

WHEREAS, the Board has approved and authorized the execution of this Agreement with the Employee;

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein, it is AGREED as follows:

1.            Certain Definitions.

(a)            The term "Change in Control" means (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any Consolidated Subsidiaries (as hereinafter defined), any person (as hereinabove defined) acting on behalf of the Company as underwriter pursuant to an offering who is temporarily holding securities in connection with such offering, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; (ii) individuals who are members of the

Board on the Commencement Date (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the Commencement Date whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board or whose nomination for election by the Company's stockholders was approved by the nominating committee serving under an Incumbent Board or who was appointed as a result of a change at the direction of the Office of Thrift Supervision ("OTS") or the Federal Deposit Insurance Corporation ("FDIC"), shall be considered a member of the Incumbent Board; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (as hereinabove defined) acquires more than 25% of the combined voting power of the Company's then outstanding securities; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect); provided that the term "Change in Control" shall not include an acquisition of securities by an employee benefit plan of the Savings Bank or the Company or a change in the composition of the Board at the direction of the OTS or the FDIC.

(b)            The term "Commencement Date" means June 5, 2008, the original effective date of this Agreement.

(c)            The term "Consolidated Subsidiaries" means any subsidiary or subsidiaries of the Company (or its successors) that are part of the affiliated group (as defined in Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"), without regard to subsection (b) thereof) that includes the Savings Bank, including but not limited to the Company.

(d)            The term "Date of Termination" means the date upon which the Employee ceases to serve as an employee of the Savings Bank.

(e)            The term "Involuntary Termination" means the termination of the employment of Employee (i) by the Savings Bank, without the Employee's express written consent; or (ii) by the Employee by reason of a material diminution of or interference with his duties, responsibilities or benefits, including (without limitation) if the termination of employment is within 30 days of any of the following actions unless consented to in writing by the Employee: (1) a requirement that the Employee be based at any place other than Nampa, Idaho, or within a radius of 35 miles from the location of the Savings Bank's administrative offices as of the Commencement Date, except for reasonable travel on Company or Savings Bank business; (2) a material demotion of the Employee; (3) a material reduction in the number or seniority of personnel reporting to the Employee or a material reduction in the frequency with which, or in the nature of the matters with respect to which such personnel are to report to the Employee, other than as part of a Savings Bank- or Company-wide reduction in staff; (4) a reduction in the Employee's salary or a material adverse change in the Employee's perquisites, benefits, contingent benefits or vacation, other than as part of an overall program applied uniformly and with equitable effect to all members of the senior management of the Savings Bank; (5) a material permanent increase in the required hours of work or the workload of the Employee; or (6) any purported termination of the Employee's employment, except for Termination for Cause (and, if applicable, the requirements of Section 1(f) hereof), which purported termination shall not be effective for purposes of this Agreement. The term "Involuntary Termination" does not include Termination for Cause, retirement or suspension or temporary or permanent prohibition from participation in the conduct of the Savings Bank's affairs under Section 8 of the Federal Deposit Insurance Act ("FDIA").

(f)            The terms "Termination for Cause" and "Terminated for Cause" mean termination of the employment of the Employee because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. No act or failure to act by the Employee shall be considered willful unless the Employee acted or failed to act with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Company or the Savings Bank. The Employee shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to the Employee a copy of a resolution, duly adopted by the Board of Directors at a meeting of the Board duly called and held for such purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with the Employee's counsel, to be heard before the Board), stating that in the good faith opinion of the Board of Directors the Employee has engaged in conduct described in the preceding sentence and specifying the particulars thereof in detail.

2.         Term.  The initial term of this Agreement shall be a period of one year, commencing on the Commencement Date, subject to earlier termination as provided herein (the “Initial Term”). Beginning on the first anniversary of the Commencement Date, the term of this Agreement shall be extended for a period of two years, provided that prior to the end of such two-year term, the Board of Directors, or a committee of the Board of Directors which has been delegated authority to act on such matters by the Board of Directors (“Committee”), explicitly reviews and approves the extension (the “Second Term”).  Assuming the Employee’s employment has not been previously terminated, on the third anniversary of the Commencement Date, and on each anniversary thereafter, the term of this Agreement shall be extended for a period of one year, provided that prior to such anniversary, the Board of Directors, or the Committee, explicitly reviews and approves the extension (an “Extended Term”).

3.           Severance Benefits.

(a)            If after a Change in Control, the Savings Bank shall terminate the Employee's employment other than Termination for Cause, or employment is terminated in the event of Involuntary Termination by the Employee, within 12 months following a Change in Control, the Savings Bank shall (i) pay the Employee his salary, including the pro rata portion of any incentive award, through the Date of Termination; (ii) continue to pay for the life, health and disability coverage that is in effect with respect to the Employee and his/her eligible dependents for (a) one year, if the Involuntary Termination occurs during the Initial Term or (b) two years if the Involuntary Termination occurs during the Second Term or (c) three years if the Involuntary Termination occurs during an Extended Term; and (iii) pay to the Employee in a lump sum in cash, within 25 business days after the later of the date of such Change in Control or the Date of Termination, (a) an amount equal to one year’s Salary as in effect immediately prior to the Date of Termination if the Involuntary Termination occurs during the First Term, or (b) if the Involuntary Termination occurs during the Second Term, an amount equal to two times the Employee’s Salary as in effect immediately prior to the Date of Termination, or (c) if the Involuntary Termination occurs during an Extended Term, an amount equal to 299% of the Employee's "base amount" as determined under Section 280G of the Code; provided, however, that no payment shall be made under this Section 3(a) that would cause the Savings Bank to be "undercapitalized" for purposes of 12 C.F.R. 565.4 or any successor provision.

(b)           Notwithstanding any other provision of this Agreement, if payments and the value of benefits received or to be received under this Agreement, together with any other amounts and the value of benefits received or to be received by the Employee, would cause any amount to be nondeductible by the Company or any of the Consolidated Subsidiaries for federal income tax purposes pursuant to or by reason of Section 280G of the Code, then payments and benefits under this Agreement shall be reduced (not less than zero) to the extent necessary so as to maximize amounts and the value of benefits to be received by the Employee without causing any amount to become nondeductible pursuant to or by reason of Section 280G of the Code. The Employee shall determine the allocation of such reduction among payments and benefits to the Employee.

(c)            The Employee shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by the Employee as the result of employment by another employer, by retirement benefits after the Date of Termination or otherwise. This Agreement does not constitute a contract of employment or impose on the Company or the Savings Bank any obligation to retain the Employee, to change the status of the Employee's employment, or to change the Company's or the Savings Bank's policies regarding termination of employment.

4.  Attorneys' Fees. If the Employee is purportedly Terminated for Cause and the Savings Bank denies payments and/or benefits under Section 3(a) of this Agreement on the basis that the Employee experienced Termination for Cause, but it is determined by a court of competent jurisdiction or by an arbitrator pursuant to Section 12 that cause as contemplated by Section 1(f) of this Agreement did not exist for termination of the Employee's employment, or if in any event it is determined by any such court or arbitrator that the Savings Bank has failed to make timely payment of any amounts or provision of any benefits owed to the Employee under this Agreement, the Employee shall be entitled to reimbursement for all reasonable costs, including attorneys' fees, incurred in challenging such termination of employment or collecting such amounts or benefits. Such reimbursement shall be in addition to all rights to which the Employee is otherwise entitled under this Agreement.

5.  No Assignments.

(a)            This Agreement is personal to each of the parties hereto, and neither party may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party; provided, however, that the Savings Bank shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation, operation of law or otherwise) to all or substantially all of the business and/or assets of the Savings Bank, by an assumption agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Savings Bank would be required to perform it if no such succession or assignment had taken place. Failure of the Savings Bank to obtain such an assumption agreement prior to the effectiveness of any such succession or assignment shall be a breach of this Agreement and shall entitle the Employee to compensation and benefits from the Savings Bank in the same amount and on the same terms that Employee would be entitled to hereunder if an event of Involuntary Termination occurred, in addition to any payments and benefits to which the Employee is entitled under Section 3 hereof. For purposes of implementing the provisions of this Section 5(a), the date on which any such succession becomes effective shall be deemed the Date of Termination.

(b)            This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. In the event of the death of the Employee, unless otherwise provided herein, all amounts payable hereunder shall be paid to the Employee's devisee, legatee, or other designee or, if there be no such designee, to the Employee's estate.

6.  Referred Payments. If following a termination of the Employee, the aggregate payments to be made by the Savings Bank under this Agreement and all other plans or arrangements maintained by the Company or any of the Consolidated Subsidiaries would exceed the limitation on deductible compensation contained in Section 162(m) of the Code in any calendar year, any such amounts in excess of such limitation shall be mandatorily deferred with interest thereon at 8.0% per annum to a calendar year such that the amount to be paid to the Employee in such calendar year, including defer ed amounts, does not exceed such limitation.

7.  Required Provisions.

                             (a) If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Savings Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the FDIA,12 U.S.C. Section 1818(e)(3) and (g)(1), the Savings Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Savings Bank may in its discretion (i) pay the Employee all or part of the payments under this Agreement that were withheld while its obligations under this Agreement were suspended and (ii) reinstate in whole or in part any of its obligations which were suspended.

(b) If the Employee is removed and/or permanently prohibited from participating in the conduct of the Savings Bank's affairs by an order issued under Section 8(e)(4) or (g)(1) of the FDIA, 12 U.S.C. Section 1818(e)(4) and (g)(1), all obligations of the Savings Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

(c) If the Savings Bank is in default (as defined in Section 3(x)(1) of the FDIA), all obligations under this Agreement shall terminate as of the date of default, but this provision shall not affect any vested rights of the contracting parties.

(d) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Savings Bank: (1) by the Director of the OTS (the "Director") or his or her designee, at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Savings Bank under the authority contained in Section 13(c) of the FDIA; or (2) by the Director or his or her designee, at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Savings Bank or when the Savings Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by any such action.

(e) Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and FDIC regulation 12 C.F.R. Part 359, Golden Parachute and Indemnification Payments.

8.           Delivery of Notices. For the purposes of this Agreement, all notices and other communications to any party hereto shall be in writing and shall be deemed to have been duly given when delivered or sent by certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Employee:	Eric S. Nadeau
At the address last appearing on the
personnel records of the Employee

If to the Savings Bank:	Home Federal Bank
500 12th Avenue South
Nampa, Idaho 83653
Attention: Secretary
or to such other address as such party may have
furnished to the other in writing in accordance herewith,
except that a notice of change of address shall be effective only upon receipt.

9. Amendments. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

10. Headings. The headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

11. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

12. Governing Law. This Agreement shall be governed by the laws of the State of Idaho to the extent that federal law does not govern.

13. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by binding arbitration, conducted before a panel of three arbitrators in a location selected by the Employee within 100 miles of such Employee's job location with the Savings Bank, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrators' award in any court having jurisdiction.

* * * * *

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

Attest:	HOME FEDERAL BANK

____________________	____________________
____________________	Len E. Williams
President/CEO

EMPLOYEE

____________________
Eric S. Nadeau